QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.5

OUTSOURCE AGREEMENT

THIS OUTSOURCE AGREEMENT (this "Agreement"), dated as of [    ], 2004, is made by and between GKK Manager LLC, a Delaware limited liability company (the "Manager"), and SL Green Operating Partnership, L.P., a Maryland limited partnership ("SL Green").

RECITALS

WHEREAS, Manager provides certain management services to Gramercy Capital Corp. (the "Parent") and Gramercy Capital OP LP (the "Operating Partnership" and collectively with the Parent, the "Company") pursuant to that certain Management Agreement, dated as of the date hereof (the "Management Agreement"), by and among the Company and the Manager;

WHEREAS, Manager desires to avail itself of the experience, advice and assistance of SL Green to provide various services related to the Parent's obligations as a publicly registered and traded company; and

WHEREAS, SL Green is willing to perform the services described below on the terms and conditions hereinafter set forth.

WHEREAS, the Company has agreed in the Management Agreement to reimburse Manager for certain Expenses (as defined in the Management Agreement) incurred in connection with the Services obtained from SL Green or other third party service providers.

AGREEMENT

NOW THEREFORE, in consideration of the mutual agreements herein set forth and intending to be legally bound, the parties hereto agree as follow:

1.
Services.    SL Green agrees to provide the following services (the "Services") to the Manager upon its request:

(i)
assisting the Company in complying with all regulatory requirements, including, but not limited to, any filings, periodic reporting, press releases and communications, applicable to the Company required under the Securities Act of 1933, as amended;

(ii)
assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended;

(iii)
assisting the Company in complying with all regulatory requirements applicable to the Company required by the New York Stock Exchange;

(iv)
assisting the Company with all regulatory requirements applicable to the Company required by the Sarbanes-Oxley Act of 2002;

(v)
communicating on the Company's behalf with the holders of any of the Company's equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(vi)
administering the issuance of any stock under the stock incentive plan to the Company's executive officers or the employees of the Manger; and

(vii)
performing such other services as may be required from time to time for management and other activities relating to the Services as the Manager shall reasonably request.

2.
Term.    This Agreement shall remain in full force and effect throughout the term of the Management Agreement as extended in accordance therewith and terminate simultaneously with the expiration or earlier termination of the Management Agreement, except that SL Green may terminate this Agreement at any time on 60 days notice to Manager.

3.
Fees.    For the Services, SL Green will receive from Manager an annual fee, equal to $1,250,000 per year, payable in monthly installments in arrears on or before the fifth day after the month end. The amount of the fee hereunder shall be increased by 3% over the prior year's charge in each year after the first year. Manager shall be directly obligated to pay accrued fees hereunder, whether or not reimbursed by the Company for such fees as contemplated by the Management Agreement.

4.
Confidentiality.
(a)
SL Green shall keep confidential any nonpublic information obtained relating to its performance of the Services and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except as permitted or contemplated by the Management Agreement. The provisions of this Section 4(a) shall survive the expiration or earlier termination of this Agreement.

(b)
Promptly after the expiration or earlier termination of this Agreement, SL Green shall return to Manager all confidential and proprietary information provided to or obtained by SL Green pursuant to or in connection with this Agreement and the performance of the Services hereunder, including all copies and extracts thereof in whatever form, in its possession or under its control.

5.
Notices.    All notices, requests, demands and other communications required or permitted hereunder shall be in writing and mailed, faxed or delivered by hand or courier service:

    (a) If to Manager, to:

        GKK Manager LLC
        420 Lexington Avenue
        New York, New York 10170
        Attention: Office of General Counsel
        Facsimile: (212) 216-1785

    (b) If to SL Green, to:

        SL Green Operating Partnership, L.P.
        420 Lexington Avenue
        New York, New York 10170
        Attention: General Counsel
        Facsimile: (212) 216-1785

6.
Cooperation; Further Assistance.    Each party hereto shall cooperate with and provide assistance to the other parties consistent with the terms and conditions hereof to enable (a) the full performance of all obligations hereunder, and (b) the review and audit of books and records as they relate to the provision of the Services; such cooperation and assistance to include, without limitation, providing the other parties and their respective representatives and agents (including, without limitation, outside auditors) with reasonable access, during normal business hours and upon reasonable advance notice, to its employees, representatives and agents and its books, records, offices and properties relating to the Services.

7.
Entire Agreement.    Except for the applicable provisions of the Management Agreement, this Agreement shall constitute the entire agreement among the parties relating to the subject matter hereof and shall supersede all other prior or contemporary agreements, understandings, negotiations and discussions whether oral or written.

8.
Amendment and Modification; Assignment.    Neither this Agreement nor any of the terms or provisions hereof may be changed, supplemented, waived, modified or assigned except by a written instrument executed by the parties hereto (or in the case of a waiver, by the party granting such waiver); provided, however, Manager may assign this Agreement to any affiliate to whom Manager assigns the Management Agreement (pursuant to the terms thereof).

9.
Counterparts.    This Agreement may be executed in two or more counterparts, each of which may be signed by any of the parties hereto, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.
Governing Law.    This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of New York.

11.
Invalid Provisions.    If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of hereof and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

12.
Definitions and Interpretation.
(a)
Defined Terms.    Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Management Agreement.

(b)
Singular and Plural Forms.    The use herein of the singular form shall also denote the plural form, and the use herein of the plural form shall denote the singular form, as in each case the context may require.

IN WITNESS WHEREOF, the parties to hereto have duly executed this Agreement as of the day and year first written above.

GKK MANAGER LLC
By:	Name: Title:

SL GREEN OPERATING PARTNERSHIP, L.P.
By:	Name: Title:

QuickLinks

  Exhibit 10.5
OUTSOURCE AGREEMENT